Exhibit 99.1

Charles River Announces Fourth-Quarter and Full-Year 2010 Results from Continuing Operations

– Company Records Goodwill and Other Impairments of $395.0 Million, or $6.28 per Share –

– Fourth-Quarter Sales of $281.7 Million and Full-Year 2010 Sales of $1.13 Billion –

– Fourth-Quarter GAAP Loss per Share of $5.94 and Non-GAAP Earnings per Share of $0.60 –

– Full-Year GAAP Loss per Share of $5.25 and Non-GAAP Earnings per Share of $1.99 –

– Reaffirms Sales and Non-GAAP EPS Guidance for 2011; Updates 2011 GAAP EPS Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 8, 2011--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2010. For the quarter, net sales from continuing operations were $281.7 million, a decline of 2.9% from $290.0 million in the fourth quarter of 2009. Foreign currency translation reduced the reported sales by 1.2%. Sales declined in the Preclinical Services (PCS) segment, but were only slightly lower in the Research Models and Services (RMS) segment.

On a GAAP basis, the net loss from continuing operations for the fourth quarter of 2010 was $342.4 million, or $5.94 per diluted share, compared to net income of $18.3 million, or $0.29 per diluted share, for the fourth quarter of 2009. The results for the fourth quarter of 2010 included a non-cash goodwill impairment of $305.0 million, or $5.28 per diluted share, in connection with management’s annual assessment of goodwill on its balance sheet. The results also included an asset impairment of $90.0 million related primarily to the Company’s preclinical facilities in Massachusetts and China. There was no impact on the Company’s cash flow as a result of the goodwill and asset impairments.

On a non-GAAP basis, net income from continuing operations was $34.5 million for the fourth quarter of 2010, compared to $32.5 million for the same period in 2009, an increase of 6.4%. Fourth-quarter diluted earnings per share on a non-GAAP basis were $0.60, an increase of 22.4% compared to $0.49 per share in the fourth quarter of 2009. The non-GAAP results benefited from a lower tax rate, cost-saving actions and share repurchases, partially offset by the impact of lower sales compared to the prior year.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Sales in both the RMS and PCS segments increased sequentially when compared to the third quarter of 2010, which we believe reflected improved client demand across our early-stage development portfolio, as well as year-end spending of available funds on our In Vitro products. We stated previously that we expect our first quarter results will be less robust than the fourth quarter of 2010, as our clients work through the normal process of prioritizing projects and determining their use of external resources. However, we remain confident in our business prospects for 2011 and are reaffirming our 2011 sales and non-GAAP EPS guidance.”

The Company reports results from continuing operations, which excludes results of the Phase I business for which it is evaluating strategic alternatives. This business is now reported as a discontinued operation, and the Company has reclassified historical comparisons accordingly.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Sales for the RMS segment were $168.4 million in the fourth quarter of 2010, a decrease of 0.6% from $169.4 million in the fourth quarter of 2009. Foreign currency translation reduced the sales growth rate by 1.6%. Excluding the effect of foreign exchange, RMS sales increased by 1.0% driven by higher sales of In Vitro products and Discovery Services (formerly Discovery and Imaging Services).

In the fourth quarter of 2010, the RMS segment’s GAAP operating margin was 26.4% compared to 28.8% for the fourth quarter of 2009. On a non-GAAP basis, the operating margin increased to 30.5% from 30.1% in the fourth quarter of 2009. The non-GAAP margin improvement was primarily attributable to higher sales and efficiencies derived from cost-saving actions.

Preclinical Services (PCS)

Fourth-quarter 2010 net sales from continuing operations for the PCS segment were $113.3 million, a decrease of 6.0% from $120.5 million in the fourth quarter of 2009. The PCS sales decline was due primarily to slower demand for our services from our large pharmaceutical clients, as well as less specialty toxicology in the sales mix. Foreign currency translation reduced the sales growth rate by 0.6%.

On a non-GAAP basis, which excluded the goodwill and other impairment charges, the PCS operating margin improved to 12.0% from 11.7% in the fourth quarter of 2009. The non-GAAP operating margin benefited primarily from the impact of cost-saving actions, partially offset by lower sales. As a result of the impairment charges, the fourth-quarter GAAP operating margin from continuing operations was (345.9%) compared to 1.6% in the fourth quarter of 2009.

Full-Year Results

For 2010, net sales from continuing operations decreased by 3.3% to $1.13 billion from $1.17 billion in the same period in 2009. Foreign currency translation benefited net sales growth by 0.1%.

On a GAAP basis, the net loss from continuing operations for 2010 was $334.1 million, or $5.25 per diluted share, compared to net income of $111.2 million, or $1.72 per diluted share, in 2009. In addition to the fourth-quarter goodwill and asset impairments, the 2010 results also includes the $30.0 million termination fee related to the acquisition agreement with WuXi PharmaTech.

On a non-GAAP basis, net income from continuing operations for 2010 was $125.6 million, or $1.99 per diluted share, compared to $154.0 million, or $2.35 per diluted share, in 2009.

Research Models and Services (RMS)

For 2010, RMS net sales were $667.0 million, an increase of 1.1% from net sales of $659.9 million in 2009. Foreign currency translation reduced the sales growth rate by 0.5%. On a GAAP basis, the RMS segment operating margin was 27.7% in 2010, compared to 29.3% in 2009. On a non-GAAP basis, the operating margin was 29.5% compared to 30.9% in 2009.

Preclinical Services (PCS)

For 2010, PCS net sales from continuing operations were $466.4 million, a decrease of 8.8% from net sales of $511.7 million in 2009. Foreign currency translation benefited net sales growth by 0.9%. On a non-GAAP basis, excluding the goodwill and other impairment charges, the PCS operating margin was 11.9% compared to 14.8% in 2009. As a result of the impairment charges, the 2010 GAAP operating margin from continuing operations was (81.4%) compared to 7.8% in 2009.

Stock Repurchase Update

Under the Accelerated Stock Repurchase (ASR) program, announced on August 27, 2010, to repurchase $300 million of common stock, at Morgan Stanley & Co. Incorporated’s discretion, the Company received an additional 1.25 million shares on December 21, 2010. To date, the Company has received a total of 8.0 million shares under the ASR program. The Company expects the ASR program to be completed on February 11, 2011, at which time the Company will receive any additional shares repurchased under the program. The actual total number of shares to be repurchased under the ASR program will be determined based on a discount to the daily volume weighted average price (VWAP) of its common stock over the course of the calculation period. Upon completion of the ASR program, Charles River is expected to have $397.1 million remaining on its $750 million stock repurchase authorization. As previously stated, the Company plans to repurchase approximately $150 million of additional common stock in 2011.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the fourth quarter of 2010 and 2009 were as follows:

($ in millions)	4Q10	4Q09
Amortization of intangible assets	$6.2	$6.5
Severance related to cost-savings actions	10.9	5.2
Impairment and other charges (1)	390.7	1.7
Adjustment of contingent consideration related to acquisitions	(1.4)	--
Operating losses for PCS Massachusetts and PCS Arkansas	2.7	0.8
Costs associated with evaluation of acquisitions	0.2	1.8
Convertible debt accounting	3.3	3.1
Reduction of tax benefits – PCS-Massachusetts	--	0.7

(1) In the fourth quarter of 2010, these items were related primarily to goodwill and asset impairments associated with the Company’s PCS business segment. The asset impairment charges for the quarter were reduced by $4.3 million to account for the portion of the asset impairments associated with the non-controlling interest in the Company’s PCS facility in China. In the fourth quarter of 2009, these items were related primarily to asset impairments associated with certain RMS and PCS facilities which are no longer in use.

Items excluded from non-GAAP results in 2010 and 2009 were as follows:

($ in millions)	FY2010	FY2009
Amortization of intangible assets	$24.4	$25.7
Severance related to cost-savings actions	16.5	16.3
Impairment and other charges (1)	392.1	3.9
Adjustment of contingent consideration related to acquisitions	(4.3)	--
Operating losses for PCS Massachusetts and PCS Arkansas	13.4	4.0
Costs associated with evaluation of acquisitions	8.3	3.2
WuXi PharmaTech termination fee	30.0	--
Gain on the sale of U.K. real estate	--	(0.8)
Write-off of deferred financing costs related to debt extinguishment	4.5	--
Convertible debt accounting	12.9	11.1
Reduction of tax benefits – PCS-Massachusetts	--	0.7
Tax expense/(benefit) and other fees from cash repatriation	15.7	(1.1)

(1) In 2010, these items were related primarily to goodwill and asset impairments associated with the Company’s PCS business segment. The asset impairment charges for the year were reduced by $4.3 million to account for the portion of the asset impairments associated with the non-controlling interest in the Company’s PCS facility in China. In 2009, these items were related primarily to an asset impairment and costs associated with the Company’s planned disposition of its PCS facility in Arkansas, as well as additional miscellaneous expenses.

2011 Guidance

The Company reaffirms its forward-looking guidance based on continuing operations for 2011 sales and non-GAAP earnings per share, which was originally provided on December 14, 2010. The Company has updated its 2011 GAAP earnings per share guidance to reflect minor adjustments related to the operating losses of its preclinical facilities in Massachusetts and China. Guidance for 2011 excludes the results of the Company’s Phase I business as a discontinued operation. Furthermore, the operating loss of the China preclinical facility has been excluded from non-GAAP results. Based on current rates, foreign exchange is expected to have a negligible impact on consolidated sales.

2011 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth	Approx. Flat	Approx. Flat
GAAP EPS estimate	$1.60 - $1.80	$1.55 - $1.75
Amortization of intangible assets	$0.27	$0.27
Severance costs and operating losses (1)	$0.12	$0.18
Impairment and other charges (2)	$0.03	$0.02
Convertible debt accounting	$0.18	$0.18
Non-GAAP EPS estimate	$2.20 - $2.40	$2.20 - $2.40

(1) These items include severance costs associated with the Company’s fourth-quarter 2010 actions, as well as operating losses primarily attributable to the suspension of operations at its PCS facility in Massachusetts and its PCS facility in China, for which the Company intends to pursue strategic alternatives.

(2) These items are primarily related to lease impairment charges associated with the Company’s fourth-quarter 2010 actions.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, February 9, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the non-cash goodwill and other asset impairments in the fourth quarter of 2010, amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions (including costs related to the termination of the acquisition of WuXi PharmaTech), charges and operating losses attributable to our businesses we plan to close or divest, severance costs associated with our 2009 and 2010 cost-saving actions, tax expense (benefit) associated with the repatriation of cash into the United States, write-offs of deferred financing costs related to the extinguishment of debt, the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense, gains from the sale of U.K. real estate, and the positive impact of adjustments to contingent consideration payable for earlier acquisitions. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2011 financial performance including sales and earnings per share; the future demand for drug discovery and development products and services (particularly in light of the challenging economic environment); our expectations regarding stock repurchases, which include our accelerated stock repurchase program, the number of shares to be repurchased, expected timing and duration, the amount of capital that may be expended and the treatment of repurchased shares; the development and performance of our services and products; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our fourth-quarter 2010 actions on an effective and timely basis; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 19, 2010, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our approximately 7,500 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 25, 2010	December 26, 2009	December 25, 2010	December 26, 2009

Total net sales	$281,652	$289,955	$1,133,416	$1,171,642
Cost of products sold and services provided	188,347	190,129	748,656	748,650
Gross margin	93,305	99,826	384,760	422,992
Selling, general and administrative	57,275	59,769	232,489	227,663
Goodwill impairment	305,000	-	305,000	-
Asset impairment	90,030	-	91,378	-
Termination fee	-	-	30,000	-
Amortization of intangibles	6,159	6,452	24,405	25,716
Operating income (loss)	(365,159)	33,605	(298,512)	169,613
Interest income (expense)	(9,197)	(5,081)	(34,093)	(19,970)
Other income (expense)	1,373	(544)	(1,477)	1,914
Income (loss) from continuing operations before income taxes	(372,983)	27,980	(334,082)	151,557
Provision (benefit) for income taxes	(30,554)	9,664	23	40,354
Income (loss) from continuing operations, net of tax	(342,429)	18,316	(334,105)	111,203
Discontinued operations, net of tax	(5,549)	(1,229)	(8,012)	1,399
Net income (loss)	(347,978)	17,087	(342,117)	112,602
Noncontrolling interests	4,414	482	5,448	1,839
Net income (loss) attributable to common shareowners	$(343,564)	$17,569	$(336,669)	$114,441

Earnings (loss) per common share
Basic:
Continuing operations	$(5.94)	$0.29	$(5.25)	$1.73
Discontinued operations	$(0.10)	$(0.02)	$(0.13)	$0.02
Net	$(6.04)	$0.27	$(5.38)	$1.75
Diluted:
Continuing operations	$(5.94)	$0.29	$(5.25)	$1.72
Discontinued operations	$(0.10)	$(0.02)	$(0.13)	$0.02
Net	$(6.04)	$0.27	$(5.38)	$1.74

Weighted average number of common shares outstanding
Basic	56,886,053	65,038,579	62,561,294	65,366,319
Diluted	56,886,053	65,624,186	62,561,294	65,635,895

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 25, 2010	December 26, 2009
Assets
Current assets
Cash and cash equivalents	$179,160	$182,574
Trade receivables, net	192,972	190,101
Inventories	100,297	102,723
Other current assets	76,603	111,884
Current assets of discontinued businesses	3,862	8,319
Total current assets	552,894	595,601
Property, plant and equipment, net	752,657	863,744
Goodwill, net	198,438	508,235
Other intangibles, net	121,236	153,580
Deferred tax asset	45,003	21,443
Other assets	62,323	53,180
Long-term assets of discontinued businesses	822	8,310
Total assets	$1,733,373	$2,204,093

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$30,582	$35,413
Accounts payable	30,627	31,218
Accrued compensation	48,918	45,250
Deferred revenue	66,905	71,114
Accrued liabilities	59,369	48,796
Other current liabilities	20,095	15,219
Current liabilities of discontinued businesses	3,284	2,763
Total current liabilities	259,780	249,773
Long-term debt & capital leases	670,270	457,419
Other long-term liabilities	114,596	122,066
Long-term liabilities of discontinued businesses	-	1,011
Total liabilities	1,044,646	830,269
Non-controlling interests	1,304	(1,419)
Total equity	688,727	1,373,824
Total liabilities and equity	$1,733,373	$2,204,093

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 25, 2010	December 26, 2009	December 25, 2010	December 26, 2009
Research Models and Services
Net sales	$168,382	$169,444	$666,986	$659,929
Gross margin	68,383	70,528	278,391	278,670
Gross margin as a % of net sales	40.6%	41.6%	41.7%	42.2%
Operating income	44,405	48,880	184,464	193,349
Operating income as a % of net sales	26.4%	28.8%	27.7%	29.3%
Depreciation and amortization	9,703	8,433	37,657	33,501
Capital expenditures	11,867	8,995	27,694	31,859

Preclinical Services
Net sales	$113,270	$120,511	$466,430	$511,713
Gross margin	24,922	29,298	106,369	144,322
Gross margin as a % of net sales	22.0%	24.3%	22.8%	28.2%
Operating income (loss)	(391,842)	1,882	(379,726)	39,814
Operating income as a % of net sales	-345.9%	1.6%	-81.4%	7.8%
Depreciation and amortization	13,956	14,630	55,992	56,461
Capital expenditures	4,141	7,460	15,166	47,994

Unallocated Corporate Overhead	$(17,722)	$(17,157)	$(103,250)	$(63,550)

Total
Net sales	$281,652	$289,955	$1,133,416	$1,171,642
Gross margin	93,305	99,826	384,760	422,992
Gross margin as a % of net sales	33.1%	34.4%	33.9%	36.1%
Operating income (loss)	(365,159)	33,605	(298,512)	169,613
Operating income as a % of net sales	-129.6%	11.6%	-26.3%	14.5%
Depreciation and amortization	23,659	23,063	93,649	89,962
Capital expenditures	16,008	16,455	42,860	79,853

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 25, 2010	December 26, 2009	December 25, 2010	December 26, 2009
Research Models and Services
Net sales	$168,382	$169,444	$666,986	$659,929
Operating income	44,405	48,880	184,464	193,349
Operating income as a % of net sales	26.4%	28.8%	27.7%	29.3%
Add back:
Amortization related to acquisitions	1,824	1,320	7,349	6,303
Severance related to cost-savings actions	4,238	383	4,429	3,997
Impairment and other charges (2)	846	357	846	357
Operating income, excluding specified charges (Non-GAAP)	$51,313	$50,940	$197,088	$204,006
Non-GAAP operating income as a % of net sales	30.5%	30.1%	29.5%	30.9%

Preclinical Services
Net sales	$113,270	$120,511	$466,430	$511,713
Operating income (loss)	(391,842)	1,882	(379,726)	39,814
Operating income as a % of net sales	-345.9%	1.6%	-81.4%	7.8%
Add back:
Amortization related to acquisitions	4,335	5,132	17,056	19,414
Severance related to cost-savings actions	4,277	4,841	9,145	9,722
Impairment and other charges (2)	394,199	1,381	395,547	3,384
Operating losses for PCS Arkansas and PCS Massachusetts	2,662	820	13,387	3,988
Gain on sale of UK real estate	-	(12)	-	(839)
Operating income, excluding specified charges (Non-GAAP)	$13,631	$14,044	$55,409	$75,483
Non-GAAP operating income as a % of net sales	12.0%	11.7%	11.9%	14.8%

Unallocated Corporate Overhead	$(17,722)	$(17,157)	$(103,250)	$(63,550)
Add back:
Severance related to cost-savings actions	2,418	-	2,930	2,625
Impairment and other charges (2)	-	4	-	198
Adjustment of contingent consideration related to acquisitions	(1,405)	-	(4,335)	-
Costs associated with the evaluation of acquisitions	182	1,830	6,769	3,246
WuXi PharmaTech termination fee	-	-	30,000	-
Repatriation fees	-		393
Convertible debt accounting (3)	53	54	213	204
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(16,474)	$(15,269)	$(67,280)	$(57,277)

Total
Net sales	$281,652	$289,955	$1,133,416	$1,171,642
Operating income (loss)	(365,159)	33,605	(298,512)	169,613
Operating income as a % of net sales	-129.6%	11.6%	-26.3%	14.5%
Add back:
Amortization related to acquisitions	6,159	6,452	24,405	25,717
Severance related to cost-savings actions	10,933	5,224	16,504	16,344
Adjustment of contingent consideration related to acquisitions	(1,405)	-	(4,335)	-
Impairment and other charges (2)	395,045	1,742	396,393	3,939
Operating losses for PCS Arkansas and PCS Massachusetts	2,662	820	13,387	3,988
Costs associated with the evaluation of acquisitions	182	1,830	6,769	3,246
WuXi PharmaTech termination fee	-	-	30,000	-
Repatriation fees	-	-	393	-
Gain on sale of UK real estate	-	(12)	-	(839)
Convertible debt accounting (3)	53	54	213	204
Operating income, excluding specified charges (Non-GAAP)	$48,470	$49,715	$185,217	$222,212
Non-GAAP operating income as a % of net sales	17.2%	17.1%	16.3%	19.0%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	For the three and twelve months ended December 25, 2010, these items were related primarily to goodwill and asset impairments associated with the Company’s PCS business segment. For the three months ended December 26, 2009, these items were related primarily to asset impairments associated with certain RMS and PCS facilities which are no longer in use. For the twelve months ended December 26, 2009, these items were related primarily to an asset impairment and costs associated with the Company’s planned disposition of its PCS facility in Arkansas, as well as additional miscellaneous expenses.
(3)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

		Three Months Ended		Twelve Months Ended
		December 25, 2010	December 26, 2009	December 25, 2010	December 26, 2009

	Net income (loss) attributable to common shareholders	$(343,564)	$17,569	$(336,669)	$114,441
	Less: Discontinued operations	5,549	1,229	8,012	(1,399)
	Net income (loss) from continuing operations	(338,015)	18,798	(328,657)	113,042
	Add back:
	Amortization related to acquisitions	6,159	6,452	24,405	25,717
	Severance related to cost-savings actions	10,933	5,224	16,504	16,344
	Impairment and other charges (2)	390,748	1,742	392,096	3,939
	Adjustment of contingent consideration related to acquisitions	(1,405)	-	(4,335)	-
	Operating losses for PCS Arkansas and PCS Massachusetts	2,662	820	13,387	3,988
	Costs associated with the evaluation of acquisitions	182	1,830	8,319	3,246
	WuXi PharmaTech termination fee	-	-	30,000	-
	Gain on sale of UK real estate	-	(12)	-	(839)
	Writeoff of deferred financing costs related to debt extinguishment	-	-	4,542	-
	Convertible debt accounting, net (3)	3,333	3,106	12,948	11,106
	Reduction of tax benefits – PCS Massachusetts	-	719	-	719
	Repatriation tax expense (benefit) and other fees	-	-	15,689	(1,084)
	Tax effect	(40,056)	(6,213)	(59,274)	(22,228)
	Net income, excluding specified charges (Non-GAAP)	$34,541	$32,466	$125,624	$153,950

	Weighted average shares outstanding - Basic	56,886,053	65,038,579	62,561,294	65,366,319
	Effect of dilutive securities:
	Stock options and contingently issued restricted stock	487,130	585,593	558,229	267,650
	Warrants	-	14	-	1,926
	Weighted average shares outstanding - Diluted	57,373,183	65,624,186	63,119,523	65,635,895

	Basic earnings per share	$(6.04)	$0.27	$(5.38)	$1.75
	Diluted earnings per share	$(6.04)	$0.27	$(5.38)	$1.74

	Basic earnings per share, excluding specified charges (Non-GAAP)	$0.61	$0.50	$2.01	$2.36
	Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.60	$0.49	$1.99	$2.35

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	For the three and twelve months ended December 25, 2010, these items were related primarily to goodwill and asset impairments associated with the Company’s PCS business segment. Additionally, these amounts were reduced by $4,297 to account for the portion of the asset impairment charge associated with the non-controlling interest in the company's PCS facility in China. For the three months ended December 26, 2009, these items were related primarily to asset impairments associated with certain RMS and PCS facilities which are no longer in use. For the twelve months ended December 26, 2009, these items were related primarily to an asset impairment and costs associated with the Company’s planned disposition of its PCS facility in Arkansas, as well as additional miscellaneous expenses.
(3)	The three and twelve months ended December 25, 2010 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,280 and $12,735 and depreciation expense by $53 and $213, respectively. The three and twelve months ended December 26, 2009 include the impact of convertible debt accounting which increased interest expense by $3,063 and $11,891, capitalized interest by $10 and $990 and depreciation expense by $53 and $204, respectively.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com